BOARD OF TRUSTEES

WILSHIRE VARIABLE INSURANCE TRUST

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of the Wilshire Variable Insurance Trust (the “Trust”), hereby constitute and appoint Jason Schwarz, Trustee and President of the Trust and Michael Wauters, Treasurer of the Trust, as our true and lawful attorneys and agents with full power to sign for us in his capacity, on Form N-14 relating to the Reorganization of the Wilshire 2015 Fund, Wilshire 2025 Fund and Wilshire 2035 Fund, each a series of the Trust, into the Wilshire Global Allocation Fund, a series of the Trust, and any and all amendments, other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the above-referenced registrant to effectuate the intents and purposes hereof, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 28th day of August, 2018.

/s/ Roger A. Formisano
Roger A. Formisano, Trustee

/s/ Edward Gubman
Edward Gubman, Trustee

/s/ Suanne K. Luhn
Suanne K. Luhn, Trustee

/s/ George J. Zock
George J. Zock, Trustee